As filed with the Securities and Exchange Commission on August 4, 2014
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED DEVELOPMENT FUNDING IV

(Exact Name of Registrant as Specified in Its Governing Instruments)

Maryland	The United Development Funding Building Suite 100 1301 Municipal Way Grapevine, Texas 76051 (214) 370-8960 (800) 859-9338	26-2775282
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Hollis M. Greenlaw, Esq.

Chairman and Chief Executive Officer

The United Development Funding Building

Suite 100

1301 Municipal Way

Grapevine, Texas 76051

(214) 370-8960

(800) 859-9338

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Stephen I. Glover

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 955-8593

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Security(1)		Proposed Maximum Aggregate Offering Price(1)		Amount Of Registration Fee
Common Shares of Beneficial Interest, par value $.01 per share		(2)		(2)		(2)	—
Preferred Shares of Beneficial Interest, par value $.01 per share		(2)		(2)		(2)	—
Debt Securities		(2)		(2)		(2)	—
Total					$750,000,000	(3)	$96,600	(4)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued or sold at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any anti-dilution provisions, with an aggregate initial public offering price of all securities issued pursuant to this registration statement not to exceed $750,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee.
(4)	Amount calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy securities in any state where an offer or sale is not permitted.

Subject to Completion, Dated August 4, 2014

Prospectus

$750,000,000
Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Debt Securities

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate.

We may from time to time offer and sell, in one or more offerings, our common shares of beneficial interest, par value $.01 per share, one or more series of our preferred shares of beneficial interest, par value $.01 per share, and debt securities, which we refer to collectively as the “securities” in this prospectus, at an initial aggregate offering price which will not exceed $750,000,000. We will determine when we sell securities, the amount of securities to be sold and the prices and other terms on which such securities will be sold.  We may sell securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods on a continuous or delayed basis and as otherwise described in this prospectus.  This prospectus also relates to common shares of beneficial interest that may be sold from time to time by certain selling shareholders.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future.  In each prospectus supplement we will include the following information: (i) the names of the underwriters, dealers or agents, if any, through which we will sell the securities and the compensation, if any, of those underwriters, dealers or agents; (ii) the terms of the plan of distribution for the sale of the securities; (iii) the proposed amount of securities, if any, which the underwriters will purchase; (iv) the public offering price of the securities; (v) information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded; (vi) if applicable, the name of any selling shareholder and the number of common shares of beneficial interest to be sold by the selling shareholder; and (vii) any other material information about the offering and sale of the securities.

Our common shares of beneficial interest are listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “UDF.”  On August 1, 2014, the closing sale price of our common shares of beneficial interest as reported on the NASDAQ was $18.65 per share. Our offices are located at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051 and our telephone number is (214) 370-8960 or (800) 859-9338.

Investment in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2014

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Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, ” “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to changes in general economic conditions; changes in real estate conditions; development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates or prices; our borrowers’ inability to sell residential lots; and the potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows. These factors should not be construed as exhaustive and should be read in conjunction with the factors included in “Risk Factors” in this prospectus, including the risks incorporated by reference from our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as updated by our subsequent filings.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements. Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

About This Prospectus

This prospectus is part of a shelf registration statement that we filed with the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”).  This prospectus contains general descriptions of common shares of beneficial interest, preferred shares of beneficial interest and debt securities that we may offer and sell from time to time. The summary descriptions included in this prospectus are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement and any other offering materials, will contain the material terms of the securities being offered, including the specific types, amounts, prices and other detailed terms. Under this shelf registration statement, we may sell any securities registered hereunder in one or more offerings for an aggregate initial public offering price of up to $750,000,000.  In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering.  That prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.  The rules of the SEC allow us to incorporate by reference information into this prospectus.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  See “Incorporation of Certain Information by Reference.”  You should read both this prospectus and any prospectus supplement together with additional information described below in the section entitled “Where You Can Find Additional Information.”

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Selling shareholders may from time to time offer and sell, transfer or otherwise dispose of their common shares of beneficial interest pursuant to this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them.  This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so.  You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.  Our business, financial condition, results of operations and prospects may have changed since such dates.

 Unless otherwise noted or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our trust,” “UDF IV” or similar references means United Development Funding IV.

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Our Trust

United Development Funding IV

We are a Maryland real estate investment trust formed on May 28, 2008 that qualified as a REIT under federal tax law beginning with the taxable year ended December 31, 2010. Our principal investment objectives are:

•	to make, originate or acquire a participation interest in secured loans (first lien priority, junior lien priority and mezzanine loans secured by real estate and/or a pledge of the equity interest in the entity owning the real estate and/or pledges of other collateral including personal guarantees) for the acquisition of land and development of single-family lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15.0 million;

•	to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes and joint ventures with real estate developers, homebuilders, land bankers and other real estate investors;

•	to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including affiliated programs, for the purchase of finished lots and for the construction of single-family homes;

•	to provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors who acquire real property, subdivide real property into single-family residential lots, acquire finished lots and/or build homes on such lots;
•	to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools;

•	to purchase participations in, or finance for other real estate investors the purchase of, discounted cash flows secured by state, county, municipal or other similar assessments levied on real property;

•	to produce net interest income from the interest paid to us on secured loans, securitized loan pools and discounted cash flows that we originate, purchase or finance or in which we acquire a participation interest;

•	to produce investment income from equity investments that we make or in which we acquire a participation interest;

•	to produce a profitable fee from credit enhancements and other transaction fees;

•	to participate, through a direct or indirect interest in borrowers, in the profits earned by such borrowers through the underlying properties;

•	to maximize distributable cash to investors; and

•	to preserve, protect and return capital contributions.

We were formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. We derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. We also intend to make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes; provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors (such credit enhancements may take the form of a loan guarantee, the pledge of assets, a letter of credit or an inter-creditor agreement provided by us to a third-party lender for the benefit of a borrower and is intended to enhance the creditworthiness of the borrower, thereby affording the borrower credit at terms it would otherwise be unable to obtain); purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.

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On November 12, 2009, we commenced our initial public offering pursuant to a Registration Statement on Form S-11 (Commission File No. 333-152760) which was declared effective by the Securities and Exchange Commission on November 12, 2009. Our initial public offering terminated on May 13, 2013. As of the close of business on May 13, 2013, we had sold a total of 31,459,430 shares, including 30,735,813 shares sold to the public pursuant to the primary offering and 723,617 shares sold pursuant to our previous distribution reinvestment plan.

Our offices are located at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051. Our telephone number is (214) 370-8960 or (800) 859-9338.

Our Advisor

UMTH General Services, L.P., a Delaware limited partnership (“UMTH GS”), is our affiliated advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor has engaged UMTH Land Development, L.P., a Delaware limited partnership (“UMTH LD”), as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager oversee our investments and finance transactions in accordance with our investment objectives and criteria, policies and guidelines, structure our investment transactions, and review investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.

Our Management

We operate under the direction of our board of trustees. Currently, we have five trustees, Hollis M. Greenlaw, Phillip K. Marshall, J. Heath Malone, Steven J. Finkle and John R. Ray. Mr. Marshall, Mr. Malone and Mr. Finkle are each independent of our advisor and its affiliates. Our trustees are elected annually by the shareholders.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Operating Partnership

We may own assets through United Development Funding IV Operating Partnership, L.P. (“UDF IV OP”), our operating partnership. We may, however, own assets directly, through subsidiaries of UDF IV OP or through other entities. We are the sole general partner of UDF IV OP, and UMTH LD is the initial limited partner of UDF IV OP. Utilizing this UPREIT structure, the holders of units in UDF IV OP may have their units redeemed for cash or, at our option, our common shares, deferring any gain from their sale of assets to us until such time as their units are redeemed. At present, we have no plans to acquire any specific properties in exchange for units of UDF IV OP.

Risk Factors

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as other information contained or incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

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Use of Proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of common shares of beneficial interest by selling shareholders.

Ratio of Earnings to Fixed Charges

The following table presents the consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in conjunction with Exhibit 12.1 filed as an exhibit to the registration statement of which this prospectus is a part.

	For the Three Months Ended	For the Years Ended December 31,
	March 31, 2014	2013	2012	2011	2010	2009

Earnings to Fixed Charges	21.14	17.60	7.45	3.98	1.22	-

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of net (loss) income plus fixed charges. Fixed charges includes interest expense and amortization of capitalized debt financing costs, excluding any interest expense and amortization related to asset-level indebtedness. We did not incur any fixed charges in 2009. Interest expense excludes interest expense of approximately $136,000 and $97,000 associated with asset-level indebtedness for the years ended December 31, 2011 and 2010, respectively. We did not incur any interest expense associated with asset-level indebtedness for the years ended December 31, 2013, 2012 and 2009, or for the quarter ended March 31, 2014. Amortization expense excludes amortization expense associated with asset-level indebtedness of approximately $42,000 and $30,000 for the years ended December 31, 2011 and 2010, respectively. We did not incur any amortization expense associated with asset-level indebtedness for the years ended December 31, 2013, 2012 and 2009, or for the quarter ended March 31, 2014.

Description of Capital Stock

We were formed under the laws of the state of Maryland. The following description of the material terms of our common shares of beneficial interest and preferred shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our declaration of trust and our bylaws, as amended. Copies of our declaration of trust and bylaws are available upon request. See “Where You Can Find Additional Information.”

General

Our declaration of trust authorizes us to issue up to 400,000,000 shares of beneficial interest, of which 350,000,000 shares are classified as common shares at $.01 par value per share and 50,000,000 shares are classified as preferred shares at $.01 par value per share. Our board of trustees may amend our declaration of trust from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our shareholders.

Our declaration of trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued common shares or preferred shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of shares, subject to certain restrictions. We believe that the power to classify or reclassify unissued shares and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

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Common Shares

Subject to any preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights and generally have no appraisal rights unless our board of trustees determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Our common shares have equal distribution, liquidation and other rights.

Subject to any preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restriction on the transfer of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of our trustees.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state, or the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the shares entitled to vote on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that these actions may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding at least a majority of the shares entitled to vote on the matter.

Preferred Shares

Our declaration of trust authorizes our board of trustees to issue one or more classes or series of preferred shares without shareholder approval and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption with respect to such preferred shares. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. If we ever created and issued preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of trustees, without shareholder approval, may issue preferred shares, the effect of which could adversely affect the holders of our common shares. Our organizational documents do not restrict the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments.

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We currently have no preferred shares issued or outstanding. Our board of trustees has no present plans to issue preferred shares, but it may do so at any time in the future without shareholder approval.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our shareholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares at any time during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See the “Material Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other reasons, our declaration of trust provides (subject to certain exceptions) that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares or more than 9.8% of the number or value (in either case as determined in good faith by our board of trustees) of our outstanding common shares. The 9.8% common share ownership limit must be measured in terms of the more restrictive of value or number of shares. Our board of trustees, in its sole discretion, may waive (prospectively or retroactively) this ownership limit upon receipt of certain representations and undertakings required by the declaration of trust and if evidence satisfactory to our trustees is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our trustees determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our declaration of trust further prohibits the transfer or issuance of our shares if such transfer or issuance:

•	with respect to transfers only, results in our shares being beneficially owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our shares which, if effective, would result in our shares being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares. In the event of any attempted transfer of our shares which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of trustees on such securities for the benefit of the charitable beneficiary. Our declaration of trust further entitles the trustee of the beneficial trust to vote all Excess Securities. Subject to Maryland law, the trustee of the beneficial trust will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the Excess Securities have been transferred to the beneficial trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee of the beneficial trust will not have the authority to rescind and recast the vote.

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The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that Excess Securities have been transferred to the trustee of the beneficial trust, such Excess Securities are sold by an intended transferee, then such Excess Securities shall be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for such Excess Securities that exceeds the amount that such intended transferee was entitled to receive, such excess must be paid to the trustee of the beneficial trust upon demand.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift), or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee of the beneficial trust. We may pay the amount of such reduction to the trustee of the beneficial trust for the benefit of the charitable beneficiary. Upon such a sale to us, the interest of the charitable beneficiary in the Excess Securities will terminate and the trustee of the beneficial trust will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of trustees determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of trustees based upon receipt of certain representations and undertakings required by our declaration of trust and appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

We have paid, and intend to continue to pay, regular monthly distributions to our shareholders. Historically, we have calculated the monthly distributions based upon daily record and distribution declaration dates so that the shareholders would be entitled to be paid distributions beginning with the date on which their shares were purchased. Beginning with the June 2014 distribution, we changed our distribution policy so that distributions are paid on or around the 25th day of each month to shareholders of record as of the close of business on or around the 15th day of such month at a distribution rate equal to $1.64 per share per annum.

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In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions. In accordance with our organizational documents and Maryland law, we may not make distributions that would (i) cause us to be unable to pay our debts as they become due in the usual course of business or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

Shareholder Liability

Our shareholders (i) are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of trustees, and (ii) are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Listing

Our common shares of beneficial interest are listed on NASDAQ under the symbol “UDF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares of beneficial interest is DST Systems, Inc.

Substantial Holders

For a description of provisions of Maryland law and our organizational documents that have the effect of discriminating against any existing or prospective shareholder as a result of such shareholder owning a substantial amount of our securities, see “Important Provisions of Maryland Law and of our Declaration of Trust and Bylaws—Business Combinations” and “Important Provisions of Maryland Law and of our Declaration of Trust and Bylaws—Control Share Acquisitions” below.

Description of Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture between us and a “Senior Indenture Trustee,” referred to as the “Senior Indenture,” and subordinated debt securities will be issued under an indenture between us and a “Subordinated Indenture Trustee,” referred to as the “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture, collectively, as the “Indentures.” The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.”

The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

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The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe some or all of the following terms, as applicable:

•	the title or designation;
•	whether the debt is senior or subordinated;
•	the aggregate principal amount offered and authorized denominations;
•	the initial public offering price;
•	the maturity date or dates;
•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;
•	whether the debt securities are fixed-rate debt securities or floating rate debt securities or original issue discount debt securities;
•	if the debt securities are fixed-rate debt securities, the yearly rate at which the debt security will bear interest, if any;
•	if the debt securities are floating-rate debt securities, the method of calculating the interest rate;
•	if the debt securities are original issue discount debt securities, their yield to maturity;
•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;
•	any provisions for the payment of additional amounts for taxes;
•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;
•	the terms and conditions on which the debt securities may be redeemed at our option;
•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
•	the names and duties of any co-Indenture Trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
•	any material provisions of the applicable Indenture described in this prospectus that do not apply to the debt securities;
•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;
•	the place where we will pay principal and interest;
•	additional provisions, if any, relating to the defeasance of the debt securities;
•	any United States federal income tax consequences relating to the offered securities, if material;
•	the dates on which premiums, if any, will be paid;
•	our right, if any, to defer payment of interest and the maximum length of this deferral period;
•	any listing of the debt securities on a securities exchange; and
•	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

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Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal, premium, interest or other monetary amounts due and payable on any senior indebtedness, after any applicable grace period, we cannot make a payment on account of, redeem or otherwise acquire the subordinated debt securities unless and until the default is cured, waived or ceases to exist.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the Subordinated Indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments

Unless otherwise specified in the applicable prospectus supplement, “senior indebtedness” means:

•	the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any Senior Indenture, or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above.

However, “senior indebtedness” does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

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Certain series of the subordinated debt securities may be subject to supplemental Indentures that alter the definitions of indebtedness and senior indebtedness as defined in the Subordinated Indenture. Because the definitions of indebtedness and senior indebtedness applicable to some of the series of subordinated debt may differ in a number of respects from the definitions applicable to other series, it is possible that holders of certain series of subordinated debt securities may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of subordinated debt securities than holders of other series of subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not, in a single transaction or a series of related transactions:

•	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

•	transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•	we are the surviving company or, in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental Indentures, all of our obligations under the Indentures;

•	immediately after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the Trustee.

In addition, any offered series of debt securities may have additional covenants which will be described in the applicable prospectus supplement.

Modification of the Indentures

Under the Indentures, we and the relevant Trustee may amend the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the relevant Trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable Indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•	change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;
•	reduce the principal amount or interest rate on any debt security;
•	reduce the premium payable upon any redemption of the debt securities;
•	reduce the amount of principal payable on the acceleration of any debt securities issued originally at a discount;
•	change the place of payment of, or type of currency for payment of, debt securities;
•	impair the right to sue for the enforcement of any payment of principal, or any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;
•	adversely affect the right, if any, to convert such debt securities, or modify the provisions of the Indentures with respect to the ranking of the debt securities in a manner adverse to the holder thereof;
•	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;
•	modify any of the provisions in the applicable Indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable Indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;

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•	adversely affect any right of repayment or repurchase at the option of the holder of debt securities;
•	reduce or postpone any sinking fund; or
•	in the case of the Subordinated Indenture, modify any provision affecting the subordination or ranking of the securities in a manner which adversely affects the holders.

Events of Default

Unless otherwise specified in an applicable prospectus supplement, each Indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay interest on any debt security of such series when due and payable, continued for 30 days;
•	our failure to pay principal on any debt security of such series when due;
•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure; and
•	certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary.

In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable prospectus supplement.

If an event of default regarding debt securities of any series issued under the Indentures should occur and be continuing, either the Trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the Trustee.

No event of default regarding one series of debt securities issued under an Indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the Trustee under the Indentures and to waive certain past defaults regarding such series. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to take action. Holders must also offer reasonable indemnity satisfactory to the Trustee against liabilities incurred by the Trustee for taking such action, and the Trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. In addition, these limitations also do not apply to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable.

Each Trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

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We are required to furnish to each Trustee an annual statement as to compliance with all conditions and covenants under the Indenture.

Defeasance

We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable Indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest. Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

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All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC, and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act, and no successor depositary has been appointed for 90 days;
•	an event of default exists with respect to such global security;
•	we direct the applicable Trustee to do so; or
•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the Trustee’s corporate office or at the offices of any paying agent or Trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

Trustee

The Trustee shall be named in the applicable prospectus supplement.

Conversion or Exchange Rights

 The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares of beneficial interest, preferred shares of beneficial interest or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our common shares of beneficial interest or other securities to be received by the holders of such series of debt securities to be adjusted.

Governing Law

Unless otherwise stated in the applicable prospectus supplement, the debt securities and the Indentures will be governed by the law of the State of New York, without regard to its principles of conflicts of laws.

Important Provisions of Maryland Law
and of Our Declaration of Trust and Bylaws

The following description of the terms of certain provisions of Maryland law and our declaration of trust and bylaws is only a summary.  For a complete description, we refer you to the Maryland REIT Law, Maryland General Corporation Law (the “MGCL”) and our declaration of trust and bylaws.  Our declaration of trust and bylaws have been previously filed with the SEC and are incorporated herein by reference, and this summary is qualified in its entirety thereby.

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Our Board of Trustees

Our declaration of trust and bylaws provide that the number of trustees of our company may be established by our board of trustees, but may not be fewer than the minimum number required by the Maryland REIT Law nor more than 15. Our board currently has five trustees. Because we have elected to be subject to Section 3-804(c) of the MGCL, any vacancy on our board of trustees may be filled only by a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.

Each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Holders of our common shares have no right to cumulative voting in the election of trustees. Trustees are elected by a plurality of all votes cast. A majority of our trustees are independent under applicable NASDAQ rules.

Removal of Trustees

Our declaration of trust and bylaws provide that a trustee may be removed only for cause and upon the affirmative vote of holders of at least a majority of the shares entitled to vote in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Meetings and Special Voting Requirements

Subject to the restrictions in our declaration of trust on transfer of our shares and except as may otherwise be specified in the terms of any class or series of common shares, each holder of common shares is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of our board of trustees. The presence, either in person or by proxy, of shareholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or engage in a merger unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the shares entitled to vote on the matter. Our declaration of trust provides for approval of these matters, as well as our termination, our consolidation with one or more other entities into a new entity and the sale, lease, exchange or other transfer of all or substantially all of our assets, by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland REIT Law and our declaration of trust, the following events do not require shareholder approval:

•	share exchanges and certain mergers in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our shareholders.

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An annual meeting of our shareholders will be held each year after delivery of our annual report to our shareholders. Special meetings of shareholders may be called by our board of trustees, the chairman of the board, the chief executive officer or the president and must be called by our secretary to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to vote on such matter not less than a majority of all the votes entitled to be cast at such meeting.

Business Combinations

Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

•	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has exempted any business combination with UMTH GS or any affiliate of UMTH GS and, provided that such business combination is first approved by the board of trustees, any business combination with any other person. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and UMTH GS or any affiliate of UMTH GS or, if the board of trustees first approves the business combination, any other person. As a result, UMTH GS or any affiliate of UMTH GS or, if the board of trustees first approves the business combination, any other person may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

Should the board of trustees opt back in to the business combination statute or fail to first approve a business combination with any person other than UMTH GS or any affiliate of UMTH GS, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

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Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of shareholders holding two-thirds of the shares entitled to vote on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also trustees.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our declaration of trust or bylaws.

As permitted by Maryland REIT Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our shares by any person.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for the removal of trustees;

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•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees in office, even if less than a quorum, for the remainder of the term of the trusteeship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of trustees be filled only by the remaining trustees, even if less than a quorum, for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of trustees and require the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of shareholders to call a special meeting to act on such matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of trustees or (iii) by a shareholder who was a shareholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting on the election or the proposal for other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of trustees at a special meeting may be made only (i) by or at the direction of the board of trustees, or (ii) provided that the special meeting has been called for the purpose of electing trustees, by a shareholder who was a shareholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting on the election and who has complied with the advance notice provisions of the bylaws.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that eliminates trustees’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the entity or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the SEC that indemnification of trustees and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

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Our declaration of trust requires us to indemnify and advance expenses to (i) our present and former trustees, (ii) our present and former officers and (iii) our advisor and any of our advisor’s affiliates acting as our agent to the maximum extent permitted by Maryland law. Our declaration of trust also permits us to indemnify and advance expenses to our employees and agents with the approval of our board of trustees.

We purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Material Federal Income Tax Considerations

General

The following is a summary of material federal income tax considerations associated with an investment in certain securities offered by this prospectus. Supplemental federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This summary assumes that investors will hold their securities as capital assets. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective investor, in light of your personal circumstances, nor does it deal with particular types of investors that are subject to special treatment under the Internal Revenue Code, such as insurance companies, financial institutions or broker-dealers, regulated investment companies, partnerships, other pass-through entities and trusts, persons who hold the securities offered by this prospectus on behalf of other persons as nominees, persons holding securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, or, except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary is based upon and is qualified in its entirety by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and no assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

State, local and foreign income tax laws may differ substantially from any corresponding United States federal income tax laws. This discussion does not address any aspect of the laws of any state, local or foreign jurisdiction, or any United States federal tax other than the income tax, associated with the acquisition, ownership, sale or other disposition of the securities offered by this prospectus or our election to be taxed as a REIT.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of securities offered by this prospectus, ownership and sale of the securities and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

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Opinion of Counsel

Gibson, Dunn & Crutcher LLP acts as our counsel, has reviewed this summary and is of the opinion that it constitutes, in all material respects, a fair and accurate summary of the matters addressed herein, based on the assumptions stated or referred to herein. In addition, Hallett & Perrin, PC, which acts as our special tax counsel, is of the opinion that commencing with our taxable year ended on December 31, 2010, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2014 and future taxable years. Investors should be aware that Hallett & Perrin, PC’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court and speaks as of the date issued. In addition, Hallett & Perrin, PC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and income and the future conduct of our business and ownership of our stock, all of which are described in the opinion. In addition, we must emphasize that our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code and Treasury Regulations discussed below, the results of which will not be reviewed by Hallett & Perrin, PC. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors.” The statements made in this section of the prospectus are based the Internal Revenue Code and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively.

Taxation of the Trust

We made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, beginning with our taxable year ended December 31, 2010. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. In addition, it is possible that future legislation would cause a REIT to be a less advantageous form of organization for companies that invest in real estate secured loans, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. Our board of trustees has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of trustees has the authority under our declaration of trust to make these elections without the necessity of obtaining the approval of our shareholders. In addition, our board of trustees has the authority to waive any restrictions and limitations contained in our declaration of trust that are intended to preserve our status as a REIT during any period in which our board of trustees has determined not to pursue or preserve our status as a REIT.

If we maintain our qualification for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation.

Even if we continue to qualify for taxation as a REIT, we are subject to federal taxation in certain circumstances, including as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income from such prohibited transactions will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to satisfy the asset tests (other than certain de minimis violations) (discussed below) but have nonetheless maintained our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax equal to the greater of $50,000 per failure or the net income generated by the non-qualifying assets multiplied by the highest corporate tax rate (currently 35%);

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•	if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•	if we acquire any asset from a corporation generally subject to full corporate-level tax in a carryover-basis transaction (e.g., a merger) and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service;

•	we may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification as a REIT – Recordkeeping;” and

•	the earnings of our direct or indirect subsidiaries that are subchapter C corporations, including domestic TRSs, are subject to federal corporate income tax;

•	if we have income from certain transactions with a TRS that we own that are determined to be non-arm’s-length, we are potentially subject to an excise tax equal to 100% of such income by the Internal Revenue Service.

Requirements for Qualification as a REIT

In order for us to maintain our qualification as a REIT, we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our shareholders and recordkeeping.

Organizational Requirements

General

In order to continue to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be taxable as a domestic corporation or trust but for the REIT provisions of the U.S. federal income tax laws;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company subject to special provisions of the U.S. federal income tax laws;

•	use a calendar year for federal income tax purposes;

•	meet the income and asset tests described below;

•	have at least 100 shareholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.

To satisfy the last requirement, during the last half of each year, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain tax-exempt entities). To help ensure we meet this test, our declaration of trust provides (subject to certain exceptions) that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares or more than 9.8% of the number or value (in either case as determined in good faith by our board of trustees) of our outstanding common shares. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

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Based on the foregoing, for the year ended December 31, 2013, we satisfied the organizational requirements required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt shareholders may be required to treat all or a portion of their distributions from us as unrelated business taxable income (“UBTI”) if tax-exempt shareholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Taxation of Shareholders — Taxation of Tax-Exempt Shareholders” below.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, or TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

If a disregarded subsidiary of ours ceases to be wholly owned (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Gross Income Tests” and “— Asset Tests” below.

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that generally may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

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The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal corporate income tax (and applicable state and local income tax) on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We scrutinize all of our transactions with each of our subsidiaries that is treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or secured loans on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a lien on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of inventory or dealer property in “prohibited transactions” is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions in which we enter to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% and 75% gross income tests. We monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort.

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Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a lien on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by liens on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Fee Income

We may receive various fees in connection with our operations. The fees will only be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a lien on real property or an interest in real property and the fees are not determined by income or profits of any person. Generally, all other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS that we form following the completion of this offering, and any other TRS, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not own any real property and do not intend to acquire real property other than through a TRS. Any amounts received by the TRS will not be included for purposes of the gross income tests.

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Hedging Transactions

We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% and 75% gross income tests. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income or 75% gross income test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

We monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the Internal Revenue Service a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances we would qualify for the benefit of these relief provisions. In addition, as discussed above under “— Taxation of the Trust,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, and any other entity that is disregarded as an entity separate from us, any equity interest we may hold in a partnership, and any securities that qualify for purposes of the 75% test described above) may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, and any other entity that is disregarded as an entity separate from us, any equity interest we may hold in a partnership, and any securities that qualify for purposes of the 75% test described above). For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

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Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT is a qualifying asset for purposes of the asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test).

We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not in all cases obtain new or independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire secured loans concerning the loan-to-value ratios for such secured loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the Internal Revenue Service will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to maintain our qualification as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as of the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the Internal Revenue Service a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:

(A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and (ii) 90% of the net income (after tax), if any, from foreclosure property (as described below), minus (B) the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

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Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the owners of our shares in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of shareholders, of any distributions that are actually made by the REIT, which are generally taxable to shareholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on secured loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. For any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable share dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the Internal Revenue Service based on the amount of any deduction taken for deficiency dividends.

Recordkeeping

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

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Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to maintain our qualification for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Internal Revenue Code, corporate shareholders may be eligible for the dividends received deduction, and individual shareholders and other non-corporate shareholders may be eligible to be taxed at the reduced 20% rate currently applicable to qualified dividend income. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a secured loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. However, in order to avoid the 100% excise tax on prohibited transactions on foreclosure property that otherwise constitutes inventory or dealer property, we must satisfy a number of complex rules, one of which is that we operate the property through an independent contractor. It is possible that income we receive from property that we have acquired through foreclosure or other proceedings will not be qualifying income for purposes of the 75% gross income test. If we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

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Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We do not intend to structure or enter into financing transactions that will cause us to be classified in whole or in part as a TMP or as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

If, we are classified in whole or in part as a TMP or, notwithstanding our intent to avoid having the issuing entity in any of our financing transactions classified as a TMP, one or more of such transactions was so classified and we own 100% of the equity interests in the issuing entity, a portion of our income and the dividends that we pay to our shareholders will be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a real estate mortgage investment conduit. The Internal Revenue Service, however, has yet to issue definitive guidance on the computation of excess inclusion income on equity interests in a REIT that is a in whole or in part TMP or a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the Internal Revenue Service for use in various tax calculations.

Although we structure our financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the Internal Revenue Service we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our shareholders and we must notify our shareholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization, the excess inclusion portion of any dividend you receive likely will be treated as unrelated business taxable income. Third, dividends paid to non-U.S. Shareholders (as defined in “— Taxation of Shareholders  — Taxation of Foreign Shareholders” below) who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax (currently 30%) without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more “Disqualified Organizations” (defined below) are record holders of shares, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our shares that are held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose share ownership gave rise to the tax. To the extent that our shares owned by Disqualified Organizations are held by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our shares held by the broker-dealer or other nominee on behalf of the Disqualified Organizations. A Disqualified Organization is any organization described in section 860E(e)(5) of the Internal Revenue Code, including (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and (vii) any rural electrical or telephone cooperative.

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If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any financing transaction that is a TMP in which we own all, or less than all, of the equity interests. We cannot assure you that we will be successful in this regard.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

The phrase U.S. shareholder means a holder of our common shares of beneficial interest that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	is a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares of beneficial interest, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

Distributions.  As long as we maintain our qualification as a REIT, distributions we make to our taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other owners that are not corporations generally will not be eligible for the 20% reduced rate of tax currently in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate owner will be eligible for the 20% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our shares. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of individuals, trusts and estates, and 35% in the case of corporations.

Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your shares by the difference between your share of the capital gain and your share of the credit.

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Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our shares you own, but rather, will reduce your adjusted tax basis in your shares. Assuming that the shares you own are a capital asset, to the extent that such distributions exceed your adjusted tax basis in the shares you own, you must include them in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

If we declare a dividend in October, November or December of any year that is payable to shareholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “— Taxable Mortgage Pools.”

Dispositions of Our Shares.  Any gain or loss you recognize upon the sale or other disposition of our shares will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the shares for more than one year and subject to a maximum federal income tax rate of 20% or short-term capital gain or loss and treated as ordinary income (at rates of up to 39.6%) if the stock is held for one year or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss you recognize upon a sale or exchange of our shares that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

Amounts that you are required to include in taxable income with respect to our shares you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our shares, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares. Generally, income you recognize with respect to our shares will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding.  We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

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Any amount paid as backup withholding will be creditable against your federal income tax liability. For a discussion of the backup withholding rules as applied to foreign shareholders, see “— Taxation of Foreign Shareholders.”

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their UBTI. Provided that a tax-exempt shareholder (i) has not held our shares as “debt financed property” within the meaning of the Internal Revenue Code and (ii) has not used our shares in an unrelated trade or business, amounts that we distribute to tax-exempt owners generally should not constitute UBTI. However, a tax-exempt owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “— Taxable Mortgage Pools.” We seek to structure our financing transactions so that we will avoid recognizing any excess inclusion income.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, which are exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our shares could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of our shares, collectively owns more than 50% of the value of our shares. However, the restrictions on ownership and transfer of our shares, as described under “Description of Capital Stock — Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our shares, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our shares applicable to shareholders that are not U.S. shareholders (non-U.S. shareholders).

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having non-U.S. shareholders as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares.

The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation.

Ordinary Dividend Distributions.  The portion of dividends received by a non-U.S. shareholder payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. In general, a non-U.S. shareholder will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares are (or is treated as) effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a foreign corporation). If a non-U.S. shareholder is the record holder of our shares, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless:

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•	a lower income treaty rate applies and the non-U.S. shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. shareholder provides us with an Internal Revenue Service Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “— Taxable Mortgage Pools.” We seek to structure our financing transactions so that we will avoid recognizing any excess inclusion income.

Non-Dividend Distributions.  Distributions we make to a non-U.S. shareholder that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the non-U.S. shareholder’s adjusted tax basis in our shares at the time of the distribution and, as described below, the non-U.S. shareholder would otherwise be taxable on any gain from a disposition of our shares. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. shareholder may, however, seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the Internal Revenue Service by the non-U.S. shareholder.

Capital Gain Dividends.  Except as described below, distributions to a non-U.S. shareholder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI (defined below), generally should not be subject to United States federal income taxation, unless (i) the investment in our shares is treated as effectively connected with the non-U.S. shareholder’s United States trade or business (and through a United States permanent establishment, where applicable) in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, except that a non-U.S. shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above, or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. Distributions that we make to a non-U.S. shareholder that are attributable to our disposition of U.S. real property interests (“USRPIs”) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the non-U.S. shareholder is a corporation that is not entitled to treaty relief or exemption. USRPIs include certain interests in real property and stock in “United States real property holding corporations,” which are corporations at least 50% of whose assets consist of interests in real property. Interests in mortgage loans and mortgage backed securities generally are not USRPIs. Although we do not anticipate recognizing any gain attributable to the disposition of USRPIs, any distribution that we make to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs, will be treated as gain recognized by such non-U.S. shareholder from the sale or exchange of a USRPI. In such case, the non-U.S. shareholder would generally be subject to the same treatment as a U.S. shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, Treasury Regulations interpreting the FIRPTA provisions of the Internal Revenue Code impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to a non-U.S. shareholder that are attributable to our disposition of USRPIs. However, if (i) our shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the non-U.S. shareholder owns (actually or constructively) no more than 5% of our shares at any time during the one-year period ending with the date of the distribution, any distribution that we make to such non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs, will be treated as an ordinary dividend and will be subject to U.S. income tax as described above under “ – Ordinary Dividend Distributions.” We expect that our shares will be “regularly traded” on an established securities market for this purpose.

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Dispositions of Our Shares.  Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our shares will constitute a USRPI. Our shares will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our shares will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders.

Even if we do not constitute a domestically controlled REIT, a non-U.S. shareholder’s sale of our shares generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling non-U.S. shareholder has owned (actually or constructively) 5% or less of our outstanding shares at all times during a specified testing period.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would generally be subject to the same treatment as a U.S. shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases. First, if the non-U.S. shareholder’s investment in our shares are effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will generally be subject to the same treatment as a U.S. shareholder with respect to such gain. Second, if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Taxation of Debtholders

The following summary describes certain material United States federal income tax consequences to you of purchasing, owning and disposing of debt securities issued by us. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Internal Revenue Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

Taxation of U.S. Debtholders

The phrase U.S. debtholder means a holder of our debt securities that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	is a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Payments of Interest. U.S. debtholders generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such debtholder’s method of accounting for United States federal income tax purposes.

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Sale, Exchange or Other Taxable Disposition of the Debt Securities. U.S. debtholders will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. debtholder’s adjusted tax basis in the debt security. A U.S. debtholder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. debtholder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the U.S. debtholder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Information Reporting and Backup Withholding. A U.S. debtholder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain debtholders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. debtholder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number,

•	the Internal Revenue Service notifies the payor that such holder furnished an incorrect TIN,

•	in the case of interest payments, such holder is notified by the Internal Revenue Service of a failure to properly report payments of interest or dividends, or

•	in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the Internal Revenue Service has not notified such holder that it is subject to backup withholding.

A U.S. debtholder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the Internal Revenue Service.

Taxation of Non-U.S. Debtholders

Payments of Interest. Interest paid to a non-U.S. debtholder on its debt securities that is not effectively connected with such debtholder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•	such debtholder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	such debtholder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such debtholder is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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•	(i) such non-U.S. debtholder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to us or our paying agent, under penalties of perjury, that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a United States person and provides us or our paying agent with a copy of such statement, or (ii) the non-U.S. debtholder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. debtholder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a United States trade or business and the holder provides us with appropriate certification (as discussed below under “— United States Trade or Business”).

If a non-U.S. debtholder does not satisfy the requirements above, interest paid to such non-U.S. debtholder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. debtholder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. debtholder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale, Exchange or Other Taxable Disposition of Debt Securities. A non-U.S. debtholder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security unless (i) the gain is effectively connected with the conduct by the non-U.S. debtholder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. debtholder) and (ii) in the case of a non-U.S. debtholder who is an individual, such non-U.S. debtholder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (i) above will be subject to tax in the manner described below under “— United States Trade or Business.” A non-U.S. debtholder described in (ii) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. debtholder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. debtholder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. debtholder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. debtholder. If a non-U.S. debtholder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. debtholder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting. Backup withholding and information reporting generally will not apply to payments made to a non-U.S. debtholder with respect to the debt securities, provided that we do not have actual knowledge or reason to know that the non-U.S. debtholder is a “United States person” within the meaning of the Internal Revenue Code and the holder has given us the certification described above under “— Payments of Interest.” In addition, a non-U.S. debtholder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of debt securities (including a redemption or retirement of such debt securities) within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the debtholder is a United States person or the non-U.S. debtholder otherwise establishes an exemption. However, we may be required to report annually to the Internal Revenue Service and to a non-U.S. debtholder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. debtholder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. debtholder resides.

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A non-U.S. debtholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s United States federal income tax liability or may claim a refund, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders of debt securities should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Medicare Tax.

In addition to the taxes described above, certain U.S. holders of securities that are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our securities. U.S. shareholders should consult their tax advisors regarding the applicability of this tax in respect of their ownership of our shares.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences.  Prospective investors should recognize that the present federal income tax treatment of an investment in our shares may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our shares.

State and Local Taxes.  We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act generally impose a new reporting and 30% non-refundable U.S. withholding tax on certain U.S. source payments (including dividends on our common shares and interest on our debt) paid after June 30, 2014, and gross proceeds from the sale after December 31, 2016 of our securities, in each case if such securities are held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends and interest payments in respect of, and gross proceeds from the sale of, our securities held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements.

Each prospective investor is urged to consult its tax advisor regarding the requirements under FATCA with respect to the prospective investor’s own situation.

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Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in UDF IV OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of UDF IV OP’s income and to deduct our distributive share of UDF IV OP’s losses only if UDF IV OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. UDF IV OP intends to be classified as a partnership for federal income tax purposes and has not elected to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though UDF IV OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. UDF IV OP qualifies for the Private Placement Exclusion. Moreover, even if UDF IV OP were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe UDF IV OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that UDF IV OP will be classified as a partnership for federal income tax purposes. We can offer no assurance that the Internal Revenue Service will not challenge the status of UDF IV OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, UDF IV OP would be treated as a corporation for federal income tax purposes, with the resultant consequences as described in the next paragraph.

If for any reason UDF IV OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Gross Income Tests” and “— Asset Tests” above. In addition, any change in UDF IV OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of UDF IV OP would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, UDF IV OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing UDF IV OP’s taxable income.

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Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in UDF IV OP, we will be required to take into account our allocable share of UDF IV OP’s income, gains, losses, deductions and credits for any taxable year of UDF IV OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from UDF IV OP.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. UDF IV OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for UDF IV OP, depreciation or amortization deductions of UDF IV OP generally will be allocated among the partners in accordance with their respective interests in UDF IV OP, except to the extent that UDF IV OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of UDF IV OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in UDF IV OP generally is equal to (1) the amount of cash and the basis of any other property contributed to UDF IV OP by us, (2) increased by (a) our allocable share of UDF IV OP’s income and (b) our allocable share of indebtedness of UDF IV OP, and (3) reduced, but not below zero, by (a) our allocable share of UDF IV OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of UDF IV OP.

If the allocation of our distributive share of UDF IV OP’s loss would reduce the adjusted tax basis of our partnership interest in UDF IV OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from UDF IV OP or a reduction in our share of UDF IV OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in UDF IV OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

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Sale of the Operating Partnership’s Property.  Generally, any gain realized by UDF IV OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by UDF IV OP upon the disposition of a property acquired by UDF IV OP for cash will be allocated among the partners in accordance with their respective interests in UDF IV OP.

Our share of any gain realized by UDF IV OP on the sale of any property held by UDF IV OP as inventory or other property held primarily for sale to customers in the ordinary course of UDF IV OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow UDF IV OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or UDF IV OP’s trade or business.

The Operating Partnership Agreement

The following is a summary of certain provisions of the partnership agreement of UDF IV OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

General

UDF IV OP was formed in July 2008 to acquire, own and operate properties on our behalf as part of our UPREIT structure. An UPREIT structure may allow us to acquire real property or mortgages from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. A property owner may contribute property to an UPREIT’s operating partnership, such as UDF IV OP, in exchange for limited partnership units on a tax-deferred basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares in a REIT. UDF IV OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common shares. Additionally, a limited partner in UDF IV OP may later exchange his or her limited partnership units in UDF IV OP for our common shares in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT’s operating partnership, such as UDF IV OP, are deemed to be assets and income of the REIT.

The partnership agreement for UDF IV OP contains provisions that would allow UDF IV OP, under certain circumstances, to merge with or into another entity or cause the exchange or conversion of UDF IV OP’s interests for cash, securities or other property. In the event of such a merger, exchange or conversion, UDF IV OP may issue additional limited partnership interests, which may be entitled to the same exchange rights as other limited partnership interests of UDF IV OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders.

We are the sole general partner of UDF IV OP, and our asset manager, UMTH LD, currently is the only limited partner of UDF IV OP. As the sole general partner of UDF IV OP, we have the exclusive power to manage and conduct the business of UDF IV OP.

Operations

The partnership agreement requires that UDF IV OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that UDF IV OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in UDF IV OP being taxed as a corporation, rather than as a partnership. See “Risk Factors” and the “Material Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership —  Classification as a Partnership.”

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The partnership agreement provides that UDF IV OP will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our shareholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until the limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all UDF IV OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of UDF IV OP units that it holds and the REIT had distributed all such amounts to our shareholders (including the limited partners);

•	next, after the establishment of reasonable cash reserves to meet REIT expenses and other obligations of UDF IV OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all UDF IV OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of UDF IV OP units that we hold and we had distributed all such amounts to our shareholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in UDF IV OP.

Similarly, the partnership agreement of UDF IV OP provides that taxable income is allocated to the partners of UDF IV OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in UDF IV OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in UDF IV OP.

Upon the liquidation of UDF IV OP, after payment of debts and obligations, any remaining assets of UDF IV OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by UDF IV OP in acquiring and operating real properties, UDF IV OP will pay all of our operating and administrative costs and expenses, and such expenses will be treated as expenses of UDF IV OP. Such expenses include:

•	all expenses relating to the formation and continuity of our existence, including taxes, fees and assessments associated therewith and any and all costs, expenses or fees payable to any of our trustees, officers, or employees;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic or other reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	costs and expenses associated with any section 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for our employees;

•	all costs and expenses relating to any issuance or redemption of partnership interests or our common shares; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of UDF IV OP.

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All claims between the partners of UDF IV OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of UDF IV OP, including UMTH LD, have the right to cause their limited partnership units to be redeemed by UDF IV OP or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one of our common shares for each limited partnership unit exchanged. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (i) result in any person owning shares in excess of our ownership limits, (ii) result in shares being owned by fewer than 100 persons, (iii) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (iv) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (v) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of UDF IV OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case the limited partner must exercise its exchange right for all of its units. We do not expect to issue any of the common shares offered hereby to limited partners of UDF IV OP in exchange for their limited partnership units. Rather, in the event a limited partner of UDF IV OP exercises its exchange rights and we elect to purchase the limited partnership units with our common shares, we expect to issue unregistered common shares or subsequently registered common shares, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of UDF IV OP, is required for any amendment to the partnership agreement. We, as the general partner of UDF IV OP, and without the consent of any limited partner, may amend the partnership agreement in any respect, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of UDF IV OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to UDF IV OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless (i) a limited partnership is the sole surviving or resulting entity; (ii) the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of UDF IV OP immediately before the transaction; (iii) limited partners who held limited partnership interests immediately before the effective date of the merger or conversion will hold interests in the surviving or resulting entity in the same proportions, immediately after the effective date of the merger or conversion; and (iv) we adopt a resolution approving the plan of merger or plan of conversion..

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Termination of the Partnership

UDF IV OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided however, that the remaining partners may decide to continue the business;

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (i) voluntarily withdraw as the general partner of UDF IV OP; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in UDF IV OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to UDF IV OP in return for an interest in UDF IV OP and agrees to assume all obligations of the general partner of UDF IV OP. We also may enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of UDF IV OP. With certain exceptions, a limited partner may not transfer its interests in UDF IV OP, in whole or in part, without our written consent as general partner.

Plan of Distribution

We or a selling shareholder may sell the securities offered by this prospectus to or through one or more underwriters or dealers for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We or a selling shareholder also may, from time-to-time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. In addition, any common shares of beneficial interest of selling shareholders that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

Securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ or other stock exchange rules; (iv) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

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Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement. In addition, in connection with a sale of common shares of beneficial interest by a selling shareholder, at the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public. Each selling shareholder is responsible for paying any discount, commission, concession or other compensation associated with the sale of his or her common shares of beneficial interest pursuant to this prospectus. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, and, if applicable, a selling shareholder to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of these securities may also create a “short position” for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Any underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership and its subsidiaries in the ordinary course of business.

Legal Matters

Unless otherwise indicated in the prospectus supplement, certain legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP; and by Venable LLP, with respect to matters of Maryland law. Certain U.S. federal income tax matters will be passed upon for us by Hallett & Perrin, P.C. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

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Experts

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Incorporation of Certain Information by Reference

The following documents, which have previously been filed by us with the SEC, are incorporated by reference herein and shall be deemed to be a part hereof:

(1)         Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on April 15, 2014;

(2)        Our Definitive Proxy Statement on Schedule 14A, filed on May 29, 2014;

(3)        Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 15, 2014;

(4)        Our Current Reports on Form 8-K filed on February 5, 2014, February 24, 2014, April 4, 2014, April 28, 2014, May 5, 2014, May 23, 2014, May 30, 2014, June 4, 2014, July 2, 2014, July 9, 2014, July 28 and July 31, 2014; and

(5)       The description of our common shares of beneficial interest set forth in our Registration Statement on Form 8-A, filed on May 30, 2014, and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

For purposes of this prospectus, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

 We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to United Development Funding IV Investor Services at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, telephone (214) 370-8960 or (800) 859-9338.

Where You Can Find Additional Information

We are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, shareholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement on Form S-3 filed with the SEC, as amended, and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

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United Development Funding IV

Prospectus

$750,000,000

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Debt Securities

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$96,600
Printing Expenses	1,250
Legal Fees and Expenses	67,500
Accounting Fees and Expenses	5,000
Total expenses	$170,350

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that eliminates trustees’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the entity or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the SEC that indemnification of trustees and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our declaration of trust requires us to indemnify and advance expenses to (i) our present and former trustees, (ii) our present and former officers and (iii) our advisor and any of our advisor’s affiliates acting as our agent to the maximum extent permitted by Maryland law. Our declaration of trust also permits us to indemnify and advance expenses to our employees and agents with the approval of our board of trustees.

We purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

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Item 16. Exhibits

The list of exhibits filed as part of this registration statement on Form S-3 is submitted in the Exhibit Index following the signature page.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, this 4th day of August, 2014.

UNITED DEVELOPMENT FUNDING IV

By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of United Development Funding IV, a Maryland real estate investment trust, hereby appoints and constitutes Hollis M. Greenlaw and Cara D. Obert, and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Hollis M. Greenlaw	Chief Executive Officer and Chairman of the Board of Trustees	August 4, 2014
Hollis M. Greenlaw	(Principal Executive Officer)

/s/ Cara D. Obert	Chief Financial Officer (Principal Financial Officer)	August 4, 2014
Cara D. Obert

/s/ David A. Hanson	Chief Accounting Officer (Principal Accounting Officer)	August 4, 2014
David A. Hanson

/s/ Steven J. Finkle	Trustee	August 4, 2014
Steven J. Finkle

/s/ J. Heath Malone	Trustee	August 4, 2014
J. Heath Malone

/s/ Phillip K. Marshall	Trustee	August 4, 2014
Phillip K. Marshall

/s/ John R. Ray	Trustee	August 4, 2014
John R. Ray

 EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Third Articles of Amendment and Restatement of Declaration of Trust United Development Funding IV (previously filed in and incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 31, 2014)

4.2	Amended and Restated Bylaws of United Development Funding IV (previously filed in and incorporated by reference to Exhibit 3.2 to Form 8-K filed on July 31, 2014)

4.3	Agreement of Limited Partnership of United Development Funding IV Operating Partnership, L.P. (previously filed in and incorporated by reference to Exhibit 10.2 to Form 10-Q filed on December 22, 2009)

4.4	Registration Rights Agreement (previously filed in and incorporated by reference to Exhibit 10.5 to Form 8-K filed on May 30, 2014)

4.5	Form of Senior Indenture

4.6	Form of Subordinated Indenture

4.7	Distribution Reinvestment Plan (previously filed in and incorporated by reference to the section entitled “Distribution Reinvestment Plan” in Registration Statement on Form S-3 filed on August 1, 2014)

5.1	Validity Opinion of Venable LLP

8.1	Tax Opinion of Gibson, Dunn & Crutcher LLP

8.2	Tax Opinion of Hallett & Perrin, P.C.

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

23.3	Consent of Hallett & Perrin, P.C. (included in Exhibit 8.2)

23.4	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of the registration statement)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

 * To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference in connection with the offering of securities registered hereunder.

** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.